UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2022

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director
On September 1, 2022, Stonepeak Catarina Holdings LLC (“Stonepeak”) sent a letter to Evolve Transition Infrastructure GP LLC (the “General Partner”), the sole general partner of Evolve Transition Infrastructure LP (the “Partnership” and together with the General Partner, the “Partnership Parties”) informing the General Partner that pursuant to that certain Amended and Restated Board Representation and Standstill Agreement, dated as of August 2, 2019, by and between the General Partner, the Partnership and Stonepeak (the “Board Agreement”), Stonepeak is replacing the Stonepeak Designated Director (as defined in the Board Agreement) position on the board of directors of the General Partner (the “Board”) currently held by Jack Howell with David Kinder, effective September 2, 2022. As a result, Mr. Howell will no longer serve on the Board. Mr. Howell’s replacement on the Board was not the result of any disagreement with the Board, the General Partner or the Partnership.
The Board Agreement requires that the General Partner and the Partnership take all actions necessary or advisable to cause Mr. Kinder, as a Stonepeak Designated Director, to be appointed to the Board. As a result, effective September 2, 2022, SP Holdings, LLC, the sole member of the General Partner, took action to appoint David Kinder to the Board. Mr. Kinder is not expected to serve on any committees of the Board. Additionally, Mr. Kinder has waived his right to receive any compensation in connection with his service on the Board, other than reimbursement of out-of-pocket expenses.
There are no arrangements or understandings between Mr. Kinder and any other persons pursuant to which he was appointed as a director and no family relationship among any of the General Partner’s directors or executive officers and Mr. Kinder. Mr. Kinder is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Executive Services Agreement
On September 2, 2022 (the “Effective Date”), the General Partner entered into an Amended and Restated Executive Services Agreement (the “Executive Agreement”) with Charles C. Ward, Chief Financial Officer and Secretary, which was approved by the Board on September 1, 2022.
The Executive Agreement provides that Mr. Ward will (i) continue to serve in his current position with the General Partner and provide services to the Partnership Parties during the applicable term, (ii) receive an annual base salary of $500,000, (iii) be eligible to receive an annual cash bonus based on a qualitative assessment of financial and individual performance achievements, and (iv) receive a one-time special bonus of $562,500 to be paid in a lump sum within fifteen (15) days after the Effective Date. With respect to the annual cash bonus, the Executive Agreement further provides that Mr. Ward’s annual cash bonus (x) for the 2022 calendar year will be equal to an amount between 125% and 200% of his base salary, and (y) for the 2023 calendar year will be equal to 200% of his base salary unless a Change in Control (as defined in the Executive Agreement) occurs prior to such annual bonus being paid, in which case, such annual cash bonus will be equal to 125% of Mr. Ward’s base salary. Mr. Ward’s annual cash bonus may not be decreased with respect to the 2022 or 2023 calendar years, but may be increased in the absolute discretion of the Board. For the 2024 calendar year and thereafter, the target amount of Mr. Ward’s annual cash bonus will be equal to a percentage or range of percentages of his base salary as determined by the Board in its sole discretion.
Under the Executive Agreement, in the event of the termination of Mr. Ward’s employment due to (a) Mr. Ward’s death, (b) the General Partner terminating him as a result of Mr. Ward becoming “Disabled,” (c) the General Partner terminating him without “Cause,” or (d) Mr. Ward terminating for “Good Reason” (as such terms are defined in the Executive Agreement), Mr. Ward (or his designated beneficiaries, as applicable) will be entitled to receive: (i) any unpaid annual bonus for the last full year during which he performed services for the Partnership Parties, (ii) a pro-rated annual bonus for the year of termination, based on his annual bonus for such last full year (but not to exceed 125% of Mr. Ward’s base salary for 2023, if such last full year was the 2023 calendar year), and (iii) immediate vesting in full of any units awarded to Mr. Ward under the Partnership’s Long-Term Incentive Plan or any other long-term incentive programs available generally to the General Partner’s executive officers in the future, as set forth in the applicable award agreements thereunder.
In addition, Mr. Ward (or his designated beneficiaries, as applicable) will also be entitled to receive the following severance payments or benefits in the event of the termination of Mr. Ward’s employment due to: (1) the General Partner terminating him without “Cause,” (2) Mr. Ward terminating for “Good Reason,” or (3) the occurrence of a “Change in Control” (as defined in the Executive Agreement) on or prior to April 1, 2024, and Mr. Ward terminating due to (A) Mr. Ward’s death, (B) the General Partner terminating him as a result of Mr. Ward becoming Disabled, or (C) Mr. Ward terminating his employment for any reason, in each case, during a period beginning 60 days prior to and ending two years following such Change in Control, Mr. Ward will be entitled to receive: (w) a lump sum cash payment equal to 200% of $375,000, plus 200% of the largest annual cash bonus paid (or due to be paid) to him for the year in which the termination occurs or any year in the three calendar year period immediately preceding the date of termination, but in no event will such largest annual cash bonus (for purposes of such calculation) exceed $468,750, (x) payment of the COBRA premiums for Mr. Ward and his eligible dependents during the COBRA continuation period (if such coverage is timely elected by Mr. Ward), (y) any unpaid amount of his annual bonus for the last full year during which he performed services for the Partnership Parties, and the amount of his annual bonus for the current year, based on his annual bonus for such last full year (up to an amount that does not exceed (i) 125% of Mr. Ward’s base salary for 2023 if such last full year was the 2023 calendar year, or (ii) $468,750 if such last full year was not the 2023 calendar year, in each case pro-rated to the date of termination), and (z) immediate vesting in full of any units awarded to Mr. Ward under the Partnership’s Long-Term Incentive Plan or any other long-term incentive programs available generally to the General Partner’s executive officers in the future, as set forth in the applicable award agreements thereunder.
The foregoing description of the Executive Agreement does not purport to be complete and is qualified in its entirety by the full text of the Executive Agreement, a copy of which is filed as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
10.1	Amended and Restated Executive Services Agreement, made and entered into as of September 2, 2022, by and between Charles C. Ward and Evolve Transition Infrastructure GP LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: September 2, 2022	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer and Secretary
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